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                                   EXHIBIT 99B


                        SEC GUIDE 3 FINANCIAL INFORMATION




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                               CCFNB BANCORP, INC.
                      SELECTED CONSOLIDATED FINANCIAL DATA
                          (DOLLAR AMOUNTS IN THOUSANDS)


     The following table sets forth the composition of CCFNB's loan portfolio as of the date indicated:

                                                      For The Years Ended December 31,
                                       -------------------------------------------------------------
                                          1998         1997         1996         1995         1994
                                          ----         ----         ----         ----         ----
Commercial .......................     $  8,991     $  7,551     $  7,957     $  5,990     $  5,472
Tax Exempt .......................        2,512        2,591        2,064        1,520        2,398
Qualified Municipal Leases .......           20            0           35          131          277
Real Estate-Construction .........        1,278          637          660          941          994
Real Estate ......................       96,742       99,780       96,439       95,293       94,030
Personal .........................        9,461        8,524        8,447        8,058        6,577
Credit Cards .....................            0          383          441          447          468
                                       --------     --------     --------     --------     --------
                                       $119,004     $119,466     $116,043     $112,380     $110,216
Unamortized Loan Fees Net of Costs           70           97          129          188          273
Unearned Discount ................          376          324          324          360          143
                                       --------     --------     --------     --------     --------
Loans, Net .......................     $118,558     $119,045     $115,590     $111,832     $109,800
                                       ========     ========     ========     ========     ========


     The following table presents the percentage distribution of loans by category as of the date indicated:

                                                For The Years Ended December 31,
                                   ------------------------------------------------------
                                    1998        1997        1996        1995        1994
                                    ----        ----        ----        ----        ----
Commercial ...............          7.56%       6.32%       6.85%       5.33%       4.97%
Tax Exempt ...............          2.11%       2.17%       1.78%       1.35%       2.18%
Qualified Municipal Leases          0.02%       0.00%       0.03%       0.11%       0.25%
Real Estate-Construction .          1.07%       0.53%       0.57%       0.84%       0.90%
Real Estate ..............         81.29%      83.52%      83.11%      84.80%      85.31%
Personal .................          7.95%       7.14%       7.28%       7.17%       5.97%
Credit Cards .............          0.00%       0.32%       0.38%       0.40%       0.42%
                                  ------      ------      ------      ------      ------
Total Loans ..............        100.00%     100.00%     100.00%     100.00%     100.00%
                                  ======      ======      ======      ======      ======




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


     The following table shows the maturity of loans in the specified categories of CCFNB's loan portfolio at December 31, 1998, and the amount of such loans with predetermined fixed rates or with floating or adjustable rates:

                                                                     December 31, 1998
                                                ------------------------------------------------------------
                                                              Maturing     Maturing
                                                Maturing       After        After      Maturing
                                                 In One       One Year    Five Years    After
                                                  Year        Through      Through       Ten
                                                 Or Less    Five Years    Ten Years     Years        Total
                                                 -------    ----------    ---------     -----        -----
Commercial, Tax Exempt, Qualified Municipal
   Leases, Real Estate, Personal and Credit
   Card Loans .............................     $  7,665     $ 23,519     $ 27,292     $ 58,804     $117,280
Real Estate-Construction Loans ............        1,278            0            0            0        1,278
                                                --------     --------     --------     --------     --------
Total .....................................     $  8,943     $ 23,519     $ 27,292     $ 58,804     $118,558
                                                ========     ========     ========     ========     ========
Amount of Such Loans with:
   Predetermined Fixed Rates ..............     $  7,665     $ 17,483     $  7,252     $  2,128     $ 34,528
   Floating or Adjustable Rates ...........        1,278        6,036       20,040       56,676       84,030
                                                --------     --------     --------     --------     --------
Total .....................................     $  8,943     $ 23,519     $ 27,292     $ 58,804     $118,558
                                                ========     ========     ========     ========     ========


     The following table presents a summary of CCFNB's loan loss experience as of the dates indicated:

                                                                   For The Years Ended December 31,
                                                ---------------------------------------------------------------------
                                                   1998           1997          1996           1995           1994
                                                   ----           ----          ----           ----           ----
Loans Outstanding at End of Period ........     $ 119,004      $ 119,045      $ 115,590      $ 111,832      $ 109,800
                                                =========      =========      =========      =========      =========

Average Loans Outstanding During the Period     $ 116,490      $ 116,771      $ 112,341      $ 110,980      $ 100,628
                                                =========      =========      =========      =========      =========

Allowance for Loan Losses:
   Balance, Beginning of Period ...........     $     901      $     911      $     912      $     943      $     921
Loans Charged Off:
   Commercial and Industrial ..............             0            (15)           (19)           (65)           (21)
   Real Estate Mortgages ..................            (8)             0              0              0           (147)
   Consumer ...............................           (63)           (84)          (118)           (38)           (23)
   Lease Financing Receivables ............             0              0              0              0              0
   Credit Cards ...........................           (12)            (4)            (8)            (4)            (5)
                                                ---------      ---------      ---------      ---------      ---------
Total Loans Charged Off ...................           (83)          (103)          (145)          (107)          (196)
Recoveries:
   Commercial and Industrial ..............             3              0             17             13              4
   Real Estate Mortgages ..................             8              0              0              0              1
   Consumer ...............................            34             29             41              6             17
   Lease Financing Receivables ............             6              1              3             12             32
   Credit Cards ...........................             8              3              3              3              4
                                                ---------      ---------      ---------      ---------      ---------
Total Recoveries ..........................            59             33             64             34             58
                                                ---------      ---------      ---------      ---------      ---------
Net Loans Charged Off .....................           (24)           (70)           (81)           (73)          (138)
                                                ---------      ---------      ---------      ---------      ---------
Provision for Loan Losses .................            78             60             80             42            160
                                                ---------      ---------      ---------      ---------      ---------
Balance, End of Period ....................     $     955      $     901      $     911      $     912      $     943
                                                =========      =========      =========      =========      =========

Net Loans Charged Off During the Period
   as a Percent of Average Loans
   Outstanding During the Period...........          0.02%          0.06%          0.07%          0.07%          0.14%



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     The following table presents an allocation of CCFNB's allowance for loan losses as to indicated categories as of the dates indicated:

                                    For The Years Ended December 31,
                                ----------------------------------------
                                1998     1997     1996     1995     1994
                                ----     ----     ----     ----     ----
Commercial ................     $202     $ 83     $ 79     $ 73     $133
Real Estate Mortgages .....      510      516      500      513      447
Consumer ..................      196       99       96       53      203
Credit Cards ..............        0       20       20       25       27
Lease Financing Receivables        0        0        0        2        7
Unallocated ...............        0      183      216      246      126
                                ----     ----     ----     ----     ----
Total .....................     $955     $901     $911     $912     $943
                                ====     ====     ====     ====     ====


     The following table presents a summary of CCFNB's nonaccrual, restructured and past due loans as of the date indicated:

                                                              For The Years Ended December 31,
                                                 -------------------------------------------------------
                                                  1998         1997        1996        1995        1994
                                                  ----         ----        ----        ----        ----
Nonaccrual, Restructured and Past Due Loans:
   Nonaccrual Loans ........................     $   537     $    69     $   109     $    13     $    24
   Restructured Loans on Accrual Status ....           0           0           0           0           0
   Accrual Loans Past Due 90 Days or More ..         415         586         329         397         304
                                                 -------     -------     -------     -------     -------
Total Nonaccrual, Restructured and Past
   Due Loans ...............................     $   952     $   655     $   438     $   410     $   328
                                                 -------     -------     -------     -------     -------

Other Real Estate ..........................     $     0     $     0     $     0     $     0     $     0
                                                 -------     -------     -------     -------     -------

Interest Income That Would Have Been
   Recorded Under Original Terms ...........     $55,411     $ 3,846     $ 9,849     $ 2,266     $47,437
                                                 -------     -------     -------     -------     -------

Interest Income Recorded During the Period .     $ 9,609     $     0     $     0     $   111     $28,083
                                                 -------     -------     -------     -------     -------





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